POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints James H. Davis, Timothy C. Barabe or Barry A. Labinger, her true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of herself, pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, with respect to any and all filings relating to Human Genome Sciences, Inc., and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act, or the Bylaws of the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or her substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney will remain in effect for as long as the undersigned is subject to the reporting requirements of Section 16 of the Exchange Act.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 19th day of February 2008.

Maxine Gowen

STATE OF Maryland)

) ss.:

COUNTY OF Montgomery)

On this 19th day of February, 2008 before me personally appeared Maxine Gowen, to me known and known to me to be the individual described herein, and who executed the foregoing certificate, and thereupon duly acknowledged to me that she executed the same.

Rose Hadidian

Notary Public

ROSE HADIDIAN
NOTARY PUBLIC STATE OF MARYLAND
My Commission Expires July 1, 2009

My Commission Expires: ______________________